CONTACT:  Timothy S. O'Toole                               FOR IMMEDIATE RELEASE
                 (513) 762-6702

       Roto-Rooter Inc. Reports Second-Quarter Earnings of $.28 per Share

                  CINCINNATI, July 17, 2003--Roto-Rooter Inc. (NYSE:RRR)
(OTCBB:CHEQP) today reported net income of $.28 per share for the second quarter, ended June 30, 2003, as compared with net income of $.46 per share in the 2002 second quarter.  Net income in the year-ago second quarter included $.11 per share from discontinued
operations.
                  Service revenues and sales from continuing operations
for the 2003 second quarter were $77.3 million as compared with
$79.1 million in the 2002 second quarter.  For the second
quarter, net cash provided by operating activities--that is, cash provided by operations before capital expenditures and other investing and financing activities--totaled $6.3 million in 2003 versus $11.9 million in 2002 which included $2.3 million from discontinued operations.
                  Year to date, for the six months ended June 30, 2003,
Roto-Rooter's net income was $.54 per share as compared with $.94 per share in the same prior-year period.  Net income for year-to-
date 2003 included capital gains on the sales of investments of
$.22 per share and severance charges of $.24 per share.  Net income for the same 2002 period included income from discontinued
operations of $.20 per share and capital gains on the sales of investments of $.08 per share.
                  Service revenues and sales from continuing operations
for year-to-date

                                   Page 1 of 7

2003 totaled $154.9 million versus $160.0 million in 2002.  Net cash provided by operating activities for the 2003 first half amounted to $11.5 million versus $18.5 million for the same 2002 period which included $2.2 million from discontinued operations.
                  Commenting on the company's future and its financial
health,
Roto-Rooter Inc. President and Chief Executive Officer Kevin J.
McNamara said, "We're pleased to have taken the corporate name
Roto-Rooter Inc., following shareholder approval at the annual meeting May 19.  During the past several years, Roto-Rooter has emerged as our flagship subsidiary--in terms of both revenues and profits--and this change reflects that.
                  "Our balance sheet is solid, and cash balances exceed
long-term debt.  Cash flow, too, is excellent, with our
operations generating $11.5 million year to date.  Further, our
$31.3 million investment in Vitas Healthcare Corporation yields
8% aftertax on our preferred dividend, while representing a
potential future source of capital gains or equity earnings.  Our financial health is excellent."
                  Discussing the company's operations, Mr. McNamara
continued, "Consistent with the change to the Roto-Rooter name, the company redefined how it reports its business operations to reflect the structure of the company.  Roto-Rooter Inc. now
reports the Plumbing and Drain Service segment and the Service
America segment.  Additionally, the company will report Corporate
Investing and Financing activities.
                  "Revenues at the Plumbing and Drain Service business
grew 2% to $64.6 million in the 2003 second quarter as compared with the same prior-year quarter.

                                   Page 2 of 7

Excluding revenues from the heating and cooling businesses and non-Roto-Rooter-branded operations which Roto-Rooter exited in
2002, revenues increased 5% to $59.6 million in company-owned branches and independent contractor operations.  Further,
revenues from Roto-Rooter's franchising activities and product and equipment sales increased by 11% to $2.1 million in the 2003 second quarter.
                  "Net income from the Plumbing and Drain Service
business totaled $2.4 million in the 2003 second quarter, 24%
below the year-ago second quarter's net income of $3.2 million, as a result of increased investments in marketing and higher general and administrative expenses."
                  Commenting on the Service America segment, Mr. McNamara
said, "Service America, our appliance and heating/air-
conditioning repair business, recorded net income of $35,000 in the 2003 second quarter compared with $59,000 in the 2002 second quarter.  Revenues at Service America declined from $16.0 million to $12.7 million, as the company continues to reposition its service-agreement business.  Through six months ended June 30,
2003, Service America has generated $2.7 million in net cash flow.
                  "Corporate Investing and Financing activities generated
$311,000 of income in the 2003 second quarter, as compared with
$179,000 in the prior-year second quarter.  The increase is
largely attributable to a $142,000 reduction in interest payments on corporate debt."
                  Concluding, Mr. McNamara said, "Our new name, Roto-
Rooter Inc., reflects the company's future as a leader in the commercial and residential

                                   Page 3 of 7

maintenance-and-repair-services industry and capitalizes on one of the best-known brands in America.  We expect our Plumbing and
Drain Service business will benefit from improved economic
conditions, and we will increase revenues in this business over the long term."
                  Reflecting its confidence in Roto-Rooter's solid
financial position and future earnings potential, in May, the
Board of Directors declared a quarterly dividend of $.12 per share, which was paid in June.  This represented Roto-Rooter's
128th consecutive quarterly dividend.
                  Roto-Rooter Inc. (www.RotoRooter.com), headquartered in
Cincinnati, is a New York Stock Exchange-listed corporation
operating in the residential and commercial repair-and-
maintenance-service industry through two wholly owned
subsidiaries.  Roto-Rooter is North America's largest provider of plumbing and drain cleaning services.  Service America Systems
Inc. provides major-appliance and heating/air-conditioning
repair, maintenance, and replacement services.
                  Statements in this press release or in other Roto-
Rooter communications may relate to future events or Roto-
Rooter's future performance.  Such statements are forward-looking statements and are based on present information Roto-Rooter has related to its existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Roto-Rooter does not assume any obligation to update

                                   Page 4 of 7

forward-looking statements based on unanticipated events or
changed expectations.
                                                        ###

                                   Page 5 of 7

                                                 ROTO-ROOTER, INC.
                                          CONSOLIDATED STATEMENT OF INCOME
                                  (in thousands, except per share data)(unaudited)

                                                     Three Months Ended June 30,        Six Months Ended June 30,
                                                     ---------------------------      -----------------------------
                                                        2003             2002            2003                2002
                                                     ---------         ---------      ----------          ---------
Continuing Operations
   Service revenues and sales                        $  77,271         $  79,082      $  154,916          $ 159,935
   Cost of services provided and goods
       sold                                             45,611            46,624          91,763             95,132
   General and administrative expenses                  14,532            12,508          31,056(a)          25,162
   Selling and marketing expenses                       11,339            10,788          22,417             22,781
   Depreciation                                          2,990             3,486           6,042              6,978
                                                     ---------         ---------      ----------          ---------
         Total costs and expenses                       74,472            73,406         151,278            150,053
                                                     ---------         ---------      ----------          ---------
         Income from operations                          2,799             5,676           3,638              9,882
   Interest expense                                       (599)             (763)         (1,138)            (1,536)
   Distributions on preferred securities                  (268)             (271)           (536)              (541)
   Other income--net                                     2,454               953           6,717(b)           3,542(b)
                                                     ---------         ---------      ----------          ---------
         Income before income taxes                      4,386             5,595           8,681(a,b)        11,347(b)
   Income taxes                                         (1,594)           (2,150)         (3,336)            (4,097)
                                                     ---------         ---------      ----------          ---------
         Income from continuing operations               2,792             3,445           5,345(a,b)        7,250(b)
Discontinued Operations                                      -             1,124               -              1,991
                                                     ---------         ---------      ----------          ---------
Net Income                                           $   2,792         $   4,569      $    5,345(a,b)     $   9,241(b)
                                                     =========         =========      ==========          =========

Earnings Per Share
   Income from continuing operations                 $     .28         $     .35      $      .54(a,b)     $     .74(b)
                                                     =========         =========      ==========          =========
    Net Income                                       $     .28         $     .46      $      .54(a,b)     $     .94(b)
                                                     =========         =========      ==========          =========
   Average number of shares outstanding              $   9,908         $   9,857      $    9,899          $   9,850
                                                     =========         =========      ==========          =========
Diluted Earnings Per Share
   Income from continuing operations                 $     .28         $     .35      $      .54(a,b)     $     .73(b)
                                                     =========         =========      ==========          =========
    Net Income                                       $     .28         $     .46      $      .54(a,b)     $     .93(b)
                                                     =========         =========      ==========          =========
   Average number of shares outstanding              $   9,942         $   9,898      $    9,922          $   9,891
                                                     =========         =========      ==========          =========

(a)   Amounts include a pretax charge of $3,627,000 ($2,358,000 aftertax or $.24 per share) from severance charges in the first quarter of 2003.

(b)   Amounts for 2003 include a pretax gain of $3,544,000 ($2,151,000 aftertax or $.22 per share) from the sales of investments in the first quarter.  Amounts for 2002 include a pretax gain of $1,141,000
      ($775,000 aftertax of $.08 per share) from the sales of investments in the first quarter.
Page 6 of 7 ROTO-ROOTER, INC. CONSOLIDATED BALANCE SHEET (in thousands, except per share data)(unaudited) June 30, --------------------------- 2003 2002 ----------- ---------- Assets Current assets Cash and cash equivalents $ 45,342 $ 11,914 Accounts receivable less allowances 15,188 14,794 Inventories 8,699 10,070 Statutory deposits 10,095 12,282 Current deferred income taxes 7,424 7,934 Current assets of discontinued operations - 37,826 Prepaid expenses and other current assets 13,682 9,220 ---------- ---------- Total current assets 100,430 104,040 Investments of deferred compensation plans held in trust 16,411 15,833 Other investments 32,789 37,692 Note receivable 12,500 - Properties and equipment, at cost less accumulated depreciation 46,906 49,989 Identifiable intangible assets less accumulated amortization 2,599 3,197 Goodwill less accumulated amortization 112,903 131,179 Noncurrent assets of discontinued operations - 44,158 Other assets 17,196 12,835 ----------- ---------- Total Assets $ 341,734 $ 398,923 =========== ========== Liabilities Current liabilities Accounts payable $ 6,976 $ 7,509 Current portion of long-term debt 473 366 Income taxes 7,451 7,312 Deferred contract revenue 16,795 21,202 Accrued insurance 16,442 16,682 Current liabilities of discontinued operations - 11,325 Other current liabilities 19,631 20,235 ----------- ---------- Total current liabilities 67,768 84,631 Long-term debt 25,715 55,810 Mandatorily redeemable convertible preferred securities of the Chemed Capital Trust 14,186 14,186 Deferred compensation liabilities 16,395 15,833 Noncurrent liabilities of discontinued operations - 2,131 Other liabilities 10,955 10,712 ----------- ---------- Total Liabilities 135,019 183,303 ----------- ---------- Stockholders' Equity Capital stock 13,451 13,461 Paid-in capital 169,402 168,448 Retained earnings 135,766 146,240 Treasury stock, at cost (110,681) (112,568) Unearned compensation (3,824) (5,480) Deferred compensation payable in Company stock 2,310 2,253 Notes receivable for shares sold (926) (939) Accumulated other comprehensive income 1,217 4,205 ----------- ---------- Total Stockholders' Equity 206,715 215,620 ----------- ---------- Total Liabilities and Stockholders' Equity $ 341,734 $ 398,923 =========== ========== Book Value Per Share $ 20.80 $ 22.04 =========== ========== Page 7 of 7